UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.   20549



                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  March 1, 1999


                      UNITED COMPANIES FINANCIAL CORPORATION
                     (Exact name as specified in its charter)

          Louisiana                      1-7067              71-0430414
(State or other jurisdiction of (Commission File Number)    (IRS Employer
       incorporation)                                   Identification No.)

4041 Essen Lane, Baton Rouge Louisiana                           70809
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(Address of principal executive offices)                       Zip Code

Registrant's telephone number, including area code       (225) 987-0000


                                 Not Applicable
        (Former name or former address, if changed since last report)

                                PAGE 1


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Item 3.   Bankruptcy or Receivership.


          On March 1, 1999, United Companies Financial Corporation (the "Company") and certain of its subsidiaries, namely United Companies Lending Group, Inc., United Companies Lending Corporation(R), United Companies Funding, Inc., United Credit Card, Inc., Pelican Mortgage Company, Inc., Adobe, Inc., Adobe Financial, Inc. I, GINGER MAE(R), Inc., UNICOR Mortgage(R), Inc., Southern Mortgage Acquisition, Inc., and Gopher Equity, Inc. I, commenced reorganization proceedings under Chapter 11 of the United States
          Bankruptcy Code in the U.S. Bankruptcy Court of the District of Delaware in Wilmington. The proceedings have been assigned case numbers 99-450(MFW) through 99-461(MFW), and, at present, the existing directors and officers of the Company and such subsidiaries remain in possession, subject to the supervision and orders of the Bankruptcy Court.

Item 5.   Other Events.

          On Friday, March 5, 1999, the New York Stock Exchange suspended trading of the Company's common and preferred shares and announced that it would apply to the Securities and Exchange Commission to delist such shares from the NYSE. The Company has elected not to appeal the decision by the NYSE and will not apply for listing on an alternate exchange or on the Nasdaq System.

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                              SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          UNITED COMPANIES FINANCIAL CORPORATION
                                         (Registrant)


Date:     March 10, 1999        By:  /s/ DEBORAH H. MIDANEK
                                    ----------------------------------------
                                     Deborah H. Midanek, Chief Executive
                                     Officer